SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 30, 1999


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on December 30, 1999:






For Immediate Release

                     Acceptance Acknowledges Receipt of Suit

         (Omaha, NE December 30, 1999) Acceptance Insurance Companies Inc. (NYSE: AIF) acknowledged that today it received a Summons and Complaint initiating a purported federal court class action lawsuit in Omaha, Nebraska. The suit alleges federal securities laws required the Company to provide more accurate information about its possible future losses and implementation of its restructuring plans.

         J. Michael Gottschalk, General Counsel and Secretary of the Company said, "Our Company and its officers and directors consistently acted in good faith and in accordance with applicable guidelines in disclosing financial and other information. We categorically deny the accusations made in the lawsuit and will defend our actions vigorously in court."

         Acceptance Insurance is a specialized insurance company providing crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

         For additional information contact:

         John Martin                                          Mike Gottschalk
         President and Chief Executive Officer                Secretary
         402-344-8800                                         402-344-8800

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    December 30, 1999